               HUNT CORPORATION (FORMERLY HUNT MANUFACTURING CO.)
                      SUPPLEMENTAL EXECUTIVE BENEFITS PLAN
                                TRUST AGREEMENT
              (As Amended and Restated Effective January 1, 1997)











                                  JANUARY 1999

                               TABLE OF CONTENTS
                               -----------------

                                                                            Page
                                                                            ----

ARTICLE I -- DEFINITIONS ..................................................    2
1.1      Change in Control ................................................    2
1.2      Company Securities ...............................................    3
1.3      Death Benefits ...................................................    3
1.4      Deferred Benefits ................................................    3
1.5      Fiduciary ........................................................    4
1.6      Grantor ..........................................................    4
1.7      Insurance Contract ...............................................    4
1.8      Insurer ..........................................................    4
1.9      Phantom Stock Account ............................................    4
1.10     Plan .............................................................    4
1.11     Supplemental Savings Benefits ....................................    4
1.12     Trust Account ....................................................    4
1.13     Trust Agreement ..................................................    4
1.14     Trust Assets .....................................................    4
1.15     Trustee ..........................................................    4
1.16     Valuation Date ...................................................    4

ARTICLE 11 -- THE TRUST ASSETS ............................................    4
2.1      Continuation of Trust ............................................    4
2.2      Future Contributions .............................................    5
2.3      Rights in Trust Assets ...........................................    5
2.4      Nontransferability ...............................................    6
2.5      Permitted Investments ............................................    6
2.6      Investment Directions ............................................    7
2.7      Allocation of Investment Responsibilities ........................    7
2.8      Investment after Change in Control ...............................    7
2.9      Distribution of Trust Assets .....................................    7
2.10     Termination of Trust .............................................    9

ARTICLE III -- ALLOCATION OF RESPONSIBILITIES .............................    9
3.1      General Responsibilities .........................................    9
3.2      Designated Fiduciaries ...........................................   10
3.3      Delegation of Fiduciary Duties; Employment of Agents and Certain
         Other Matters ....................................................   10
3.4      Allocation of Responsibility .....................................   10
3.5      Duties of the Board and Compensation Committee of the Board ......   11
3.6      Duties of the Committee ..........................................   11
3.7      Duties of Trustee ................................................   12
3.8      Board, Compensation Committee of the Board and Committee
         Directions, Instructions or Data .................................   15
3.9      Indemnification of Trustee .......................................   15

ARTICLE IV -- ADMINISTRATIVE PROVISIONS ...................................   16
4.1      General Administrative Powers ....................................   16
4.2      Payment of Deferred Benefits, Death Benefits, Supplemental
         Savings Benefits and Plan Exhibits B and C Benefits ..............   17
4.3      Distribution .....................................................   18
4.4      Account Records ..................................................   18
4.5      Notices, Directions and Other Communications .....................   19
4.6      Reports by Trustee ...............................................   19

4.7      Notification of Rights Regarding Securities ......................   19
4.8      Tax Assessments ..................................................   19
4.9      Validity of Contracts ............................................   20
4.10     Principal and Income .............................................   20

ARTICLE V -- PROVISIONS RELATING TO TRUSTEE ...............................   20
5.1      Resignation and Removal ..........................................   20
5.2      Appointment of Successor .........................................   20
5.3      Information Furnished to Trustee .................................   21
5.4      Expenses and Trustee Compensation ................................   21

ARTICLE VI -- AVAILABILITY OF TRUST FUND ..................................   21
6.1      Trust Irrevocable; Amendments ....................................   21
6.2      Participants' Rights to Trust Assets .............................   22
6.3      Grantor Trust ....................................................   22

ARTICLE VII -- MISCELLANEOUS ..............................................   22
7.1      Applicable Law ...................................................   22
7.2      Binding Effect ...................................................   22
7.3      Separability .....................................................   22
7.4      Notices to Parties ...............................................   22
7.5      Headings .........................................................   23
7.6      Gender and Number ................................................   23
7.7      Incorporation of Plan ............................................   23
7.8      Conflicting Provisions ...........................................   23
7.9      Effective Date ...................................................   23
7.10     Court Proceedings ................................................   23
7.11     Successors and Assigns ...........................................   23
7.12     Prohibition on Trustee ...........................................   23
7.13     Power of Company to Substitute Assets ............................   23
7.14     Voting and Other Rights Associated with Trust Assets .............   23

TRUST EXHIBIT A-SPECIAL PROVISIONS RELATING TO RONALD J. NAPLES .............A-1
TRUST EXHIBIT B-SPECIAL PROVISIONS RELATING TO DONALD L. THOMPSON ...........B-1

               HUNT CORPORATION (FORMERLY HUNT MANUFACTURING CO.)
                      SUPPLEMENTAL EXECUTIVE BENEFITS PLAN
                                TRUST AGREEMENT
               (AS AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1997)
               ---------------------------------------------------


        THIS AMENDED AND RESTATED TRUST AGREEMENT, made by and between HUNT CORPORATION (FORMERLY HUNT MANUFACTURING CO.) ("Grantor"), with its principal place of business at One Commerce Square, 2005 Market Street, Philadelphia, PA 19103, and FIRST UNION NATIONAL BANK (successor to CoreStates Bank, N.A.) ("Trustee"), with an office at 123 South Broad Street, Philadelphia, PA 19109,

                                  WITNESSETH:

        WHEREAS, effective April 16, 1992, Grantor established the HUNT CORPORATION (FORMERLY HUNT MANUFACTURING CO.) SUPPLEMENTAL EXECUTIVE BENEFITS PLAN (the "Plan") to provide deferred compensation to certain eligible officers who constitute a select group of management or highly compensated employees of Grantor within the meaning of section 201(2) of ERISA ("Executive Officers") and to provide death benefits to the beneficiaries ("Beneficiaries") of certain officers of Grantor ("Corporate Officers"); and

        WHEREAS, effective January 1, 1995, Grantor amended the Plan to provide salary deferral and matching contributions to said Executive Officers and to make certain other changes; and

        WHEREAS, Article IV of the Plan provides for payment of deferred compensation to Plan participants who are Executive Officers ("Participants") or their beneficiaries upon death, disability or other termination of employment ("Deferred Benefits"); and

        WHEREAS, Article V of the Plan provides for payment of a death benefit to Beneficiaries of the Corporate Officers upon the death of such Corporate Officers ("Death Benefits"); and

        WHEREAS, Article VI of the Plan provides for supplemental savings benefits for Plan participants who are Executive Officers ("Supplemental Savings Benefits"); and

        WHEREAS, effective April 16, 1992, Grantor and CoreStates Bank, N.A. ("CoreStates") entered into the HUNT CORPORATION (FORMERLY HUNT MANUFACTURING CO.) SUPPLEMENTAL EXECUTIVE BENEFITS PLAN TRUST AGREEMENT (the "Trust Agreement"), whereby Grantor placed certain funds in a grantor trust (the "Trust") to be used to pay such Deferred Benefits to Participants and their beneficiaries under the terms and conditions set forth in Article IV of the Plan, if not otherwise paid by Grantor, and to pay such Death Benefits to the Beneficiaries of the Corporate Officers under the terms and conditions set forth in Article V of the Plan, if not otherwise paid by Grantor; and

        WHEREAS, effective February 17, 1993, Grantor and CoreStates amended and restated the Trust Agreement in order to provide for a broader range of investment alternatives and to facilitate the payment of benefits paid under the Plan from the Trust from the investments held in the Trust or from contributions made by the Grantor to the Trust prior to the investment thereof; and

        WHEREAS, effective January 1, 1995, Grantor and CoreStates again amended and restated the Trust Agreement in order to place certain funds in the Trust to be used to pay said Supplemental Savings Benefits to Participants and their beneficiaries under the terms and conditions set forth in Article VI of the Plan, if not otherwise paid by Grantor, and to make certain other changes; and

        WHEREAS, effective January 1, 1996, the Plan was amended by adding thereto Plan Exhibits B and C and by making certain other changes in order to provide certain benefits to Ronald J. Naples, formerly Chief Executive Officer of Grantor, and to Donald L. Thompson, Chairman and Chief Executive Officer of Grantor; and

        WHEREAS, effective January 1, 1996, Grantor and CoreStates amended and restated the Trust Agreement in order to conform the Trust Agreement to the Plan, as amended and restated effective January 1, 1996; and

        WHEREAS, effective January 1, 1997, the Plan was amended to provide for additional savings amounts to certain participants; to clarify the definition of compensation for purposes of salary deferrals under the Plan; to permit Participants in the Plan to defer different components of compensation at different Deferral Percentages; to permit the Trustee, at the direction of the Committee, to invest Deferral Accounts, Matching Accounts and the Phantom Stock Account under the Plan in Company Securities; and to make certain other changes; and

        WHEREAS, effective January 1, 1997, Grantor and Trustee, as successor to CoreStates, desire to amend and restate the Trust Agreement in order to conform the Trust Agreement to the Plan, as thus amended and restated effective January 1, 1997, and to change the responsibility for tax withholding under the Trust and to make certain other changes;

        NOW, THEREFORE, EFFECTIVE JANUARY 1, 1997, UNLESS SPECIFICALLY PROVIDED
OTHERWISE:

             (a) The Grantor hereby reappoints FIRST UNION NATIONAL BANK (successor to CoreStates), as trustee of the grantor trust continued by this Trust Agreement;

             (b) FIRST UNION NATIONAL BANK accepts its reappointment as trustee of the grantor trust continued by this Trust Agreement and agrees to hold all funds which it has received and may receive hereunder, IN TRUST, upon the terms and conditions hereinafter stated; and

             (c) The parties hereto, intending to be legally bound hereby, agree as follows:

                            ARTICLE I -- DEFINITIONS
                            ------------------------

        Except as otherwise provided in this Article I, and unless the context of this Trust Agreement clearly indicates otherwise, the terms defined in the Plan shall, when used herein, have the same meaning as in the Plan. The following additional words and phrases, as used herein, shall have the following meanings, unless the context clearly indicates otherwise:

        1.1 Change in Control: A "Change in Control" of the Grantor shall be deemed to have occurred if:

             (a) Any person (a "Person"), as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (other than (1) the Grantor and/or its wholly-owned subsidiaries, (2) any ESOP or other employee benefit plan of the Grantor, and any trustee or other fiduciary in such capacity holding securities under such plan, (3) any corporation owned, directly or indirectly, by the shareholders of the Grantor in substantially the same proportions as their ownership of stock of the Grantor or (4) the Participant or any group of Persons of which he voluntarily is a part), is or becomes the

"beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Grantor representing thirty (30) percent or more of the combined voting power of the Grantor's then outstanding securities, or such lesser percentage of voting power, but not less than fifteen (15) percent, as the Board shall determine; provided, however, that a Change in Control shall not be deemed to have occurred under the provisions of this
Section 1.11(a) by reason of the beneficial ownership of voting securities by members of the Bartol Family (as defined below) unless and until the beneficial ownership of all members of the Bartol Family (including any other individuals or entities who or which, together with any member or members of the Bartol Family, are deemed under Sections 13(d) or 14(d) of the Exchange Act to constitute a single Person) exceeds fifty (50) percent of the combined voting power of the Grantor's then outstanding securities.

        (b) During any two-(2-) year period beginning after September 12, 1990, Directors of the Grantor in office at the beginning of such period plus any new Director (other than a Director designated by a Person who has entered into an agreement with the Grantor to effect a transaction within the purview of Section 1.1(a) or (c)) whose election by the Board, or whose nomination for election by the Grantor's shareholders, was approved by a vote of at least two-thirds (2/3) of the Directors then still in office who either were Directors at the beginning of the period or whose election or nomination for election was previously so approved, shall cease for any reason to constitute at least a majority of the Board; or

        (c) The Grantor's shareholders or the Board shall approve (1) any consolidation or merger of the Grantor in which the Grantor is not the continuing or surviving corporation or pursuant to which the Grantor's voting common shares (the "Common Shares") would be converted into cash, securities and/or other property, other than a merger of the Grantor in which holders of Common Shares immediately prior to the merger have the same proportionate ownership of common shares of the surviving corporation immediately after the merger as they had in the Common Shares immediately before, (2) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all the assets or earning power of the Grantor, or (3) the liquidation or dissolution of the Grantor.

        As used in this Section 1.1, "Members of the Bartol Family" shall mean the wife, children and descendants of such children of the late George E. Bartol III, their respective spouses and estates, and trusts primarily for the benefit of any of the foregoing and the administrators, executors and trustees of any such estates or trusts.

        Whether a Change in Control has occurred shall be determined by the Compensation Committee of the Board (as it is constituted on the day preceding the date of the Change in Control) subject to the provisions of Section 3.7(d).

        1.2   Company Securities: Company Securities as defined in the Plan.

        1.3 Death Benefits: The benefits payable to Beneficiaries of Participants who are Corporate Officers or former Corporate Officers under the terms of Article V of the Plan and Plan Exhibits B and C. The term "Death Benefits" shall also include paid-up Insurance Contracts which may be purchased for Participants who are Corporate Officers or former Corporate Officers under
Article V of the Plan and Plan Exhibits B and C in the event of a Change in Control.

        1.4 Deferred Benefits: The benefits payable to Participants who are Executive Officers or former Corporate Officers under the terms of Article IV of the Plan and Plan Exhibits B and C.

        1.5 Fiduciary: The Board, the Compensation Committee of the Board, the Committee, the Trustee, and any person to whom the responsibilities of such persons under this Trust Agreement are delegated in accordance with Section 3.3. References to such persons as Fiduciaries herein are for convenience only and shall not be construed to create or enlarge any duties of such persons under any statute or at common law. The Grantor and Trustee intend that such persons shall not be subject to the fiduciary responsibility provisions of Part 4 of Title I of ERISA.

        1.6 Grantor: HUNT CORPORATION (FORMERLY HUNT MANUFACTURING CO.).

        1.7 Insurance Contract: Any insurance contract issued by an Insurer.

        1.8 Insurer: Any insurance company authorized to do business in any state provided such insurance company has the highest rating (AA or better from Standard and Poor's Corporation, Moody's Investors Services, or Duff and Phelps, or A+ from A.M. Best) from any two (2) of Standard and Poor's Corporation, Moody's Investors Services, A.M. Best, and Duff and Phelps.

        1.9 Phantom Stock Account: The Phantom Stock Account maintained for Donald L. Thompson under Plan Exhibit C and Trust Exhibit B.

        1.10 Plan: The HUNT CORPORATION (FORMERLY HUNT MANUFACTURING CO.) SUPPLEMENTAL EXECUTIVE BENEFITS PLAN, as the same may be amended from time to time.

        1.11 Supplemental Savings Benefits: The benefits payable to Participants who are Executive Officers or former Executive Officers under the terms of
Article VI of the Plan and Plan Exhibits B and C.

        1.12 Trust Account: An account to which Trust Assets are allocated to cover the Grantor's obligations to a Participant or Beneficiary under the Plan.

        1.13 Trust Agreement: The HUNT CORPORATION (FORMERLY HUNT MANUFACTURING CO.) SUPPLEMENTAL EXECUTIVE BENEFITS PLAN TRUST AGREEMENT, as set forth herein and as the same may be amended from time to time.

        1.14 Trust Assets: The Insurance Contracts, cash, Company Securities, and other property contributed by Grantor to the Trust under Sections 2.1 and 2.2, and any earnings thereon.

        1.15 Trustee: CORESTATES BANK, N.A., prior to its merger with and into FIRST UNION NATIONAL BANK, and thereafter FIRST UNION NATIONAL BANK or any corporate successor thereto appointed by the Committee to administer the Trust.

        1.16 Valuation Date: The last day of each Plan Year and each February 28/29, May 31, and August 31, and such other date or dates as the Committee shall from time to time direct the Trustee.

                         ARTICLE II -- THE TRUST ASSETS
                         ------------------------------

        2.1 Continuation of Trust: The Trustee shall continue to hold, manage, and distribute, as hereinafter provided, the assets of the Trust. As of January 1, 1997, such assets consist of Insurance Contracts on the lives of the Participants in the Plan and such cash and other property as has been contributed to the Trust. Each Insurance Contract and other amounts shall continue to be held by and owned by the Trustee as agent of the Grantor, and to be allocated to the Trust Account maintained with respect to the Participant on whose life such Insurance Contract was purchased or with respect to whom such additional amounts were contributed.

        2.2 Future Contributions: At the direction of the Committee, the Grantor shall contribute to the Trust such amounts as are necessary to purchase Insurance Contracts providing benefits under the Plan and to make scheduled premium payments under such Insurance Contracts, and any additional amounts necessary to cover the Grantor's potential liabilities under the Plan to each Participant. Any such Insurance Contract or additional amounts shall be allocated to the Trust Account maintained with respect to the Participant on whose life such Insurance Contract was purchased or with respect to whom such additional amounts are contributed. The Grantor's contributions may consist of cash, Insurance Contracts, Company Securities, or other property valued at fair market value and acceptable to the Trustee. All contributions shall be paid to the Trustee for investment and reinvestment pursuant to the terms of this Trust Agreement and in accordance with the written directions issued by the Committee pursuant to Section 2.6. The Trustee shall have no duty to determine or inquire whether any contributions to this Trust are in compliance with the Plan, or to compute any amount to be paid to the Trustee; nor shall the Trustee be responsible for the collection or adequacy of any contributions to this Trust to meet and discharge liabilities to the Participants and/or Beneficiaries under the Plan. Notwithstanding the foregoing, no Company Securities shall be contributed to the Plan unless such contribution is approved by the Board of Directors of the Company or such Company Securities are held in the Account of the Participant on behalf of whom such contribution is made for a period of at least six months from the date contributed.

        2.3  Rights in Trust Assets:

            (a) Use of Trust Assets: The Trust Assets shall remain in this Trust until:

                 (1) Used to pay all Deferred Benefits due the Participants
             under Article IV of the Plan and Plan Exhibits B and C;

                 (2) Used to pay all Death Benefits due to Participants or
             Beneficiaries under Article V of the Plan and Plan Exhibits B and
             C;

                 (3) Used to pay all Supplemental Savings Benefits due the
             Participants under Article VI of the Plan and Plan Exhibits B and
             C;

                 (4) Used to pay all other payments due under, or pursuant to,
             Plan Exhibits B and C;

                 (5) Used to pay the expenses of this Trust;

                 (6) Used to pay the claims of Insolvency Creditors of the
             Grantor; or

                 (7) Returned to the Grantor on termination of this Trust
             pursuant to Section 2.10.

             (b) Purposes: The Trustee shall hold, invest, and dispose of all Trust Assets in accordance with the applicable provisions of the Plan and this Trust Agreement. Until such time as all Deferred Benefits due the Participants have been paid, and until such time as all Death Benefits due the Participants and Beneficiaries have been paid, and until such time as all Supplemental Savings Benefits due the Participants have been paid, and until such time as all other payments due Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan

        Exhibits B and C have been made, no part of the Trust Assets, other than such part as is required to pay taxes or administration expenses as provided herein, shall be used for, or diverted to, purposes other than the payment of Deferred Benefits to the Participants, or the payment of Death Benefits to the Participants and Beneficiaries, or the payment of Supplemental Savings Benefits to the Participants, or the payment of other benefits to Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan Exhibits B and C, or the payment of obligations to the Insolvency Creditors of the Grantor.

            (c) Insolvency Creditors: All Trust Assets held shall at all times remain subject to the claims, if any, of the Insolvency Creditors of the Grantor.

            (d) Return to Grantor: Trust Assets remaining in this Trust, if any, after all Deferred Benefits due the Participants and all Death Benefits due the Participants and Beneficiaries and all Supplemental Savings Benefits due the Participants and all other benefits due Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan Exhibits B and C are paid shall revert to the Grantor in accordance with Section 2.10.

        2.4 Nontransferability: Except as otherwise required by applicable law, the interest, if any, of the Participants and Beneficiaries in this Trust shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge or encumbrance, nor to legal process, nor to the debts, contracts, liabilities, engagements or torts of any Participant or Beneficiary.

        2.5 Permitted Investments:

            (a) In General: All investments under this Article II may be made in any property, real, personal, or mixed, including, with respect to Supplemental Savings Benefits and the Phantom Stock Account only, investment in Company Securities, wherever such property is situate, without being limited to the classes of property in which trustees are authorized to invest trust funds by any law, or any rule of court, of any state.

        (b) Investment of Accounts under Article VI of Plan: Each Executive Officer Participant's Basic, Deferral, and Matching Accounts under Article VI of the Plan shall be invested by the Trustee in accordance with the investment directions of such Executive Officer Participant, but only from the investments made available under the Plan by the Committee or its designee. Such investments may be determined by the Committee or its designee based on the recommendations of an Investment Advisor. Investments for the Basic, Deferral, and Matching Accounts of any Executive Officer Participant under Article VI of the Plan may include any property, real, personal, or mixed, including, but not limited to, insurance contracts, mutual funds, and Company Securities, wherever such property is situate, without limitation. Notwithstanding the foregoing, the following rules shall apply:

            (i) Any Company Securities which are unvested Company stock grants that are transferred to the Trust by an Executive Officer Participant shall be allocated to such Participant's Accounts only under the Trust.

            (ii) Any dividends paid with respect to Company Securities held in any Executive Officer Participant's Account under the Plan shall be paid in cash and invested in accordance with the investment directions of the Executive Officer Participant under this Section 2.5(b).

            (iii) Effective October 1, 1998, amounts held in any Executive Officer Participant's Account which are invested in Company Securities may not be reinvested in any other investment.

            (iv) No investment in Company Securities shall be permitted with respect to any Executive Officer Participant's Accounts, if such investment would subject such Executive Officer Participant to liability under section 16(b) of the Securities Exchange Act of 1934.

        2.6 Investment Directions: The Committee shall provide written investment directions to the Trustee, except as otherwise provided in Section
2.5 with respect to amounts in an Executive Officer Participant's Basic, Deferral, and Matching Accounts. The investment directions shall be in accordance with Sections 2.5, 2.8 and the terms of the Plan. In no event, however, shall investment rights be exercisable by or rest with Plan Participants, except as otherwise provided in Section 2.5 with respect to amounts in an Executive Officer Participant's Basic, Deferral, and Matching Accounts.

        2.7 Allocation of Investment Responsibilities: The Trustee shall control and manage the Trust Assets, and shall invest and reinvest the same without distinction between income and principal in accordance with the guidelines in Sections 2.5, 2.8, the written investment directions issued by the Committee pursuant to Sections 2.6 and 3.6(b), and the terms of the Plan; provided, however, that at any time prior to the date of any Change in Control (but not after such date) the Committee may allocate and reallocate investment responsibility with respect to any Trust Assets between the Committee and the Trustee. Any such allocation or reallocation of investment responsibility shall be made by the Committee in a written instrument delivered to the Trustee.

        2.8 Investment after Change in Control: Upon any Change in Control, the Trust Assets, to the extent not invested in Insurance Contracts, shall be invested and reinvested in short-term liquid investments until such Trust Assets are used to pay out the Deferred Benefits to the Participants in accordance with
Section 7.1 (c)(1) of the Plan and to provide for the payment of Death Benefits to the Participants and Beneficiaries in accordance with Section 7.1(c)(2) of the Plan and to pay out the Supplemental Savings Benefits to the Participants in accordance with Section 7.1(c)(3) of the Plan and to pay out the other Plan Exhibit B and C benefits to Ronald J. Naples and Donald L. Thompson in accordance with Plan Exhibits B and C.

        2.9 Distribution of Trust Assets:

            (a) Payment of Deferred Benefits, Death Benefits, Supplemental Savings Benefits and Other Plan Exhibits B and C Benefits: The Trustee shall pay the Grantor and the Grantor shall, in turn, pay the Deferred Benefits in cash to Participants (or, at the election of Participants pursuant to the Plan, shall distribute paid-up Insurance Contracts to Participants) in satisfaction of the Grantor's obligations under the Plan and the Trustee shall pay the Grantor and the Grantor shall, in turn, pay the Death Benefits in cash to Beneficiaries in satisfaction of the Grantor's obligations under the Plan and the Trustee shall pay the Grantor and the Grantor shall, in turn, pay the Supplemental Savings Benefits in cash to Participants (or, at the election of Participants pursuant to the Plan, shall distribute paid-up Insurance Contracts to Participants) in satisfaction of the Grantor's obligations under the Plan and the Trustee shall pay the Grantor and the Grantor shall, in turn, pay the other benefits provided under, or pursuant to, Plan Exhibits B and C to Ronald J. Naples and Donald L. Thompson, respectively (or, at the election of Ronald J. Naples or Donald L. Thompson, as applicable, pursuant to the Plan, shall distribute paid-up Insurance Contracts to Ronald J. Naples or Donald L. Thompson, as applicable), in satisfaction of the Grantor's obligations under, or pursuant to, Plan Exhibits B and C to the extent Grantor does not make such payments directly from non-Trust assets to Participants and Beneficiaries, respectively (or to Ronald J. Naples or Donald L. Thompson under, or pursuant to, Plan Exhibits B and C, as applicable). Notwithstanding the foregoing, to the extent the Accounts of any Participant are invested in Company Securities, distribution shall only be made in Company Securities unless the Participant elects and the Board of Directors of the Company approves the distribution to such Participant in cash. Such election shall be made in accordance with the terms of the Plan. Moreover, notwithstanding the foregoing, to the extent the Phantom Stock Account is invested in Company Securities, distribution from such Account shall be made in Company Securities unless Donald L. Thompson elects and the Board of Directors of the Company approves a cash distribution of such Account. Such election shall be made in accordance with the terms of the Plan. To the extent sufficient Trust Assets do not exist to pay Deferred Benefits to a Participant or Death Benefits to a Participant or Beneficiary or Supplemental Savings Benefits to a Participant, or other benefits under, or pursuant to, Plan Exhibits B and C to Ronald J. Naples and Donald L. Thompson, respectively, neither the Trust nor Trustee shall be liable to such Participant or such Beneficiary. The Grantor's obligations shall not be limited to the value of the Trust Assets, and a Participant and/or Beneficiary (as applicable) shall have a claim against the Grantor for any payment not made from the Trust to such Participant and/or Beneficiary. The Trustee shall make payments to the Grantor for the benefit of the Participant and/or Beneficiary in accordance with Section
4.2. The Grantor shall make any required income and other tax withholding and shall pay amounts withheld to the appropriate taxing authorities.

        (b) Acceleration of Payments: Notwithstanding any other provision of this Trust Agreement, if the Trustee determines, based on a change in the tax or revenue laws of the United States, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of the Treasury or his delegate, a decision by a court of competent jurisdiction involving a Participant, or a closing agreement involving a Participant made under section 7121 of the Code that is approved by the Commissioner, that such Participant or Beneficiary has recognized or will recognize income for Federal income tax purposes with respect to the Deferred Benefits that are or will be payable to the Participant or the Death Benefits that are or will be payable to the Participant or Beneficiary or the Supplemental Savings Benefits that are or will be payable to the Participant or the other benefits that are or will be payable under, or pursuant to, Plan Exhibits B and C to Ronald J. Naples and Donald L. Thompson before they otherwise would be paid to the Participant or the Beneficiary (as applicable), upon the request of the Participant or Beneficiary, the Trustee shall immediately make distribution to the Grantor and the Grantor shall, in turn, make immediate distribution to the Participant or Beneficiary of the amount so taxable. In the event of such payments, the Grantor shall withhold from such payments the amounts required to satisfy any income and other tax withholding and shall pay over such amounts to the appropriate taxing authorities.

        Moreover, in the event of a Change in Control, payment of Deferred Benefits provided under Article IV of the Plan (and any additional amounts provided under Section 7.1(c)(1) of the Plan) shall be made in accordance with
Article IV of the Plan and Section 7.1(c)(1) of the Plan and payment of Death Benefits provided under Article V of the Plan (and any additional amounts provided under Section 7.1(c)(2) of the Plan) shall be made in accordance with
Article V of the Plan and Section 7.1(c)(2) of the Plan and payment of Supplemental Savings Benefits provided under Article VI of the Plan (and any additional amounts provided under Section 7.1(c)(3) of the Plan) shall be made in accordance with Article VI of the Plan and Section 7.1 (c)(3) of the Plan and the payment of benefits under, or pursuant to, Plan Exhibits B and C shall be made in accordance with Plan Exhibits B and C. Moreover, in the event the Compensation Committee of the Board determines that the Trust does not provide adequate security for payment of benefits under the Trust pursuant to Section
        7.2 of the Plan, at the direction of the Compensation Committee of the Board, payment of Deferred Benefits provided under Article IV of the Plan (and any additional amounts provided under Section 7.2(b)(1) of the Plan) shall be made in accordance with Article IV of the Plan and
        Section 7.2(b)(1) of the Plan and payment of Death Benefits provided under Article V of the Plan (and any additional amounts provided under Section 7.2(b)(2) of the Plan) shall be made in accordance with Article V of the Plan and Section 7.2(b)(2) of the Plan and payment of Supplemental Savings Benefits provided under Article VI of the Plan (and any additional amounts provided under Section 7.2(b)(3) of the Plan) shall be made in accordance with Article VI of the Plan and Section 7.2(b)(3) of the Plan and payment of benefits provided under, or pursuant to, Plan Exhibits B and C for Ronald J. Naples and Donald L. Thompson, respectively, shall be made in accordance with Plan Exhibits B and C.

            (c) Confirmation of Payment: The Grantor shall provide the Committee with written confirmation of the fact and time of any payment hereunder within ten (10) business days after any payment to a Participant or a Beneficiary is made or any series of payments to a Participant commences.

        2.10 Termination of Trust: The Trust shall terminate on the first date on which:

            (a) All Deferred Benefits due Participants and all Death Benefits due Participants or Beneficiaries and all Supplemental Savings Benefits due Participants and all benefits due Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan Exhibits B and C, respectively, have been paid; or

            (b) There are no remaining Trust Assets.

        Upon termination of the Trust, any and all Trust Assets remaining in the Trust, after the payment to Participants and Beneficiaries of all amounts to which they are entitled and after payment of expenses under Section 5.4, shall revert to the Grantor, and the Trustee shall promptly take such action as shall be necessary to transfer any such Trust Assets to the Grantor. In no event, however, shall the Trust be terminated solely for the purpose of accelerating the payment of Deferred Benefits or Death Benefits or Supplemental Savings Benefits hereunder or solely for the purpose of accelerating the payment of benefits under, or pursuant to, Plan Exhibit B and/or C.

                 ARTICLE III -- ALLOCATION OF RESPONSIBILITIES
                 ---------------------------------------------

        3.1 General Responsibilities: In establishing and continuing this Trust, it is the intention of the Grantor and the Trustee that, except in the event of the Insolvency of the Grantor or subsequent to the satisfaction of all liabilities of the Grantor to the Participants under Article IV of the Plan and to the Participants or Beneficiaries under Article V of the Plan and to the Participants under Article VI of the Plan and to Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan Exhibits B and C, all Trust Assets held pursuant to this Trust shall be used only for the following purposes:

            (a) To pay any Deferred Benefits due the Participants;

            (b) To pay any Death Benefits due the Participants or Beneficiaries;

            (c) To pay any Supplemental Savings Benefits due the Participants;

            (d) To pay any other benefits due Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan Exhibits B and C, respectively; or

            (e) To pay the expenses, including Trustee's fees, incurred in the administration of this Trust and any taxes assessed in accordance with
        Section 4.8.

        In the event of the Insolvency of the Grantor, all Trust Assets then held pursuant to this Trust shall be available to pay the claims of any Insolvency Creditor of the Grantor to whom a distribution may be made in accordance with state and Federal bankruptcy laws to the same extent that unencumbered assets held by the Grantor are available to satisfy such claims. Each Fiduciary, in carrying out the responsibilities assigned to him under this Trust Agreement, shall act in accordance with the intent and the terms of the Plan and this Trust Agreement using the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims.

        3.2 Designated Fiduciaries: The following Fiduciaries are designated to control and manage the operation and administration of this Trust:

            (a) The Board, including, but not limited to, the Compensation Committee of the Board;

            (b) The Committee; and

            (c) The Trustee.

        3.3 Delegation of Fiduciary Duties; Employment of Agents and Certain Other Matters: Each Fiduciary (other than the Trustee) designated pursuant to
Section 3.2 (herein referred to as a "designated Fiduciary") may delegate any or all of its responsibilities to persons who are not designated Fiduciaries with respect to the specific responsibility or responsibilities so delegated; provided, however, that the duties of the Compensation Committee (as it is constituted on the day preceding the date of a Change in Control) may not be delegated following a Change in Control. Any such delegation shall be in writing and shall be made a permanent part of the records of the designated Fiduciary. Such delegation shall be reviewed periodically by the designated Fiduciary and shall be terminable under such conditions and upon such notice as the designated Fiduciary, in its sole discretion, deems reasonable and prudent under the circumstances. No such delegation shall relieve a Fiduciary from liability for a breach by persons to whom responsibilities have been delegated. In addition, each designated Fiduciary (including the Trustee) shall be entitled to employ and consult with such agents and counsel as may be reasonably necessary in connection with the performance of such designated Fiduciary's responsibilities hereunder, and to pay them or cause them to be paid reasonable compensation out of this Trust.

        3.4 Allocation of Responsibility: The responsibilities of the Fiduciaries designated in Section 3.2 shall be allocated among them as provided in Sections 3.5 through 3.8, and the Committee may allocate among its designees its responsibilities under this Trust, and the Board and the Compensation Committee of the Board (except to the extent prohibited after a Change in Control under Section 3.3) may do the same with respect to the responsibilities of the Board and the Compensation Committee of the Board hereunder. Except as otherwise provided by applicable law, no Fiduciary shall be liable for a breach by another Fiduciary.

        3.5 Duties of the Board and Compensation Committee of the Board: The Board shall provide written notice to the Trustee of the Grantor's Insolvency as soon as possible after such Insolvency becomes known to the Grantor.

        Upon a Change in Control, the Compensation Committee of the Board (as it is constituted on the day preceding the date of the Change in Control) may, in its discretion, issue written directions to the Trustee which shall govern the distribution of Trust Assets in accordance with Section 7.1 (c)(1) of the Plan with respect to Deferred Benefits and in accordance with Section 7.1 (c)(2) of the Plan with respect to Death Benefits and in accordance with Section 7.1(c)(3) of the Plan with respect to Supplemental Savings Benefits and in accordance with Plan Exhibits B and C with respect to benefits payable under, or pursuant to, Plan Exhibits B and C. The directions shall be in accordance with Section 7.1(c)(1) of the Plan with respect to Deferred Benefits and in accordance with
Section 7.1 (c)(2) of the Plan with respect to Death Benefits and in accordance with Section 7.1 (c)(3) of the Plan with respect to Supplemental Savings Benefits and in accordance with Plan Exhibits B and C with respect to benefits payable under, or pursuant to, Plan Exhibits B and C all as they exist on the day before the date of any Change in Control. After such written directions have been issued to the Trustee, they shall be amended only with the consent of the Participant or Beneficiary to whom such directions apply. Said Compensation Committee of the Board shall furnish a copy of the directions issued under this
Section 3.5 to the Trustee who shall promptly acknowledge receipt of such directions to the Grantor and shall furnish a copy of such directions to each Participant and to each Beneficiary.

        In the event that all members of the Compensation Committee of the Board (as it is constituted on the day preceding the date of a Change in Control) die or otherwise become incapacitated, the duties and responsibilities of the Compensation Committee shall devolve upon the Trustee.

        3.6 Duties of the Committee: The Committee shall have sole authority and responsibility for:

         (a) Prior to a Change in Control, the removal of the Trustee and the appointment of one or more successor Trustees, subject to the provisions of Sections 5.1 and 5.2;

         (b) The issuance of written investment directions pursuant to Section
2.6 and in accordance with the standards set forth in Section 2.8 and with the terms of the Plan to be followed by the Fiduciary or Fiduciaries to whom investment responsibilities have been allocated;

         (c) The allocation of investment responsibilities between itself and the Trustee in accordance with Section 2.10;

        (d) Subject to the provisions of Sections 3.5 and 3.7(a)(4) and prior to a Change in Control, the issuance of written directions to the Trustee which shall govern the distribution of Trust Assets; such directions shall be made in accordance with the terms of the Plan;

         (e) Providing to the Trustee such statements as may be appropriate to inform the Trustee of Deferred Benefits payable to the Participants and of Death Benefits payable to Participants and Beneficiaries and of Supplemental Savings Benefits payable to the Participants and of other benefits payable to Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan Exhibits B and C, as they exist on the day before the date of any Change in Control and as may be required by the Trustee to implement the written directions issued by the Compensation Committee of the Board under Section 3.5 or the Committee under Section

3-6(b); after the day before the date of any Change in Control, such statements shall be amended only with the consent of the Participants under the Plan;

     (f) The preparation and filing of reports and other information concerning this Trust as may be required by the Plan, the Trust Agreement and by applicable law, except such reports and information as are specifically required by law to be prepared and filed by the Trustee;

     (g) Subject to the provisions of Section 2.7, acting on behalf of the Grantor in connection with the termination of this Trust;

     (h) Except as provided in Section 3.5, all other acts permitted or required to be performed by the Grantor under this Trust Agreement.

3.7 Duties of Trustee:

        (a) Authority and Responsibility: The Trustee shall have sole authority and responsibility for:

            (1) The control, management, investment, and reinvestment of the Trust Assets of this Trust in accordance with the written investment directions provided by the Committee under Section 3.6(b) and by the Executive Officer Participants under Section 2.5(b) and in accordance with the standards set forth in Section 2.8 and with the terms of the Plan, unless and to the extent the Committee has allocated such powers to another Fiduciary;

            (2) The valuation of the Trust Assets;

            (3) The maintenance and production of records and reports pertaining to the administration of this Trust;

            (4) At the request of a Participant or Beneficiary, determining whether the written distribution instructions issued by the Compensation Committee of the Board pursuant to Section 3.5 or by the Committee pursuant to Section 3.6(b) (or in either case, the failure to issue written instructions) are in accordance with the terms of the Plan as it exists on the day before the date of any Change in Control and then determining what the rights of such Participant or Beneficiary are;

            (5) Payment of Deferred Benefits in accordance with Article IV of the Plan and Section 7.1(c)(1) of the Plan and Section 4.2 and Death Benefits in accordance with Article V of the Plan and Section 7.1 (c)(2) of the Plan and Section 4.2 and payment of Supplemental Savings Benefits in accordance with Article VI of the Plan and Section 7.1(c)(3) of the Plan and Section 4.2 and payment of benefits under, or pursuant to, Plan Exhibits B and C;

            (6) Promptly furnishing to the Participants a copy of the written notice of Insolvency received pursuant to Section 3.5; and

            (7) The performance of the general administrative powers conferred under Article IV; subject, however, to the directions of Fiduciaries specifically authorized to direct the Trustee with respect to the exercise of such powers.

        (b) Insolvency: In the event that the Trustee is informed of the Grantor's Insolvency pursuant to Section 3.5, the Trustee shall suspend payments to the Participants under Article IV of the Plan and to the Participants and Beneficiaries under Article V of the Plan and to the Participants under Article VI of the Plan and to Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan Exhibits B and C and shall hold the Trust Assets for the benefit of the Insolvency Creditors of the Grantor. In addition, if the Trustee receives other written allegations of the Grantor's Insolvency, the Trustee shall suspend payments of Deferred Benefits to the Participants and payments of Death Benefits to the Participants and Beneficiaries and payments of Supplemental Savings Benefits to the Participants and payments of other benefits to Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan Exhibits B and C and shall hold the Trust Assets for the benefit of the Grantor's Insolvency Creditors, and shall take such steps as it determines, in its sole discretion, to be reasonably necessary to determine within thirty (30) days whether the Grantor is Insolvent. Upon a determination that the Grantor is solvent, the Trustee shall resume payments of Deferred Benefits to the Participants and payments of Death Benefits to the Participants and Beneficiaries and payments of Supplemental Savings Benefits to the Participants and payments of other benefits to Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan Exhibits B and C, including any Deferred Benefits or Death Benefits or Supplemental Savings Benefits or Plan Exhibit B benefits or Plan Exhibit C benefits previously suspended. In the case of the Trustee's actual knowledge of, or determination of, or receipt of a court order evidencing the Grantor's Insolvency, the Trustee shall deliver Trust Assets as necessary to satisfy claims of the Insolvency Creditors of the Grantor as directed by a court of competent jurisdiction. Unless the Trustee has actual knowledge of the Grantor's Insolvency, or has received notice from the Grantor or a person claiming to be a creditor alleging Grantor's Insolvency, the Trustee shall have no duty to inquire as to the Insolvency of Grantor. The Trustee may, in all events, rely on such evidence concerning Grantor's solvency as may be furnished to the Trustee pursuant to this Section 3.7(b) and that provides the Trustee with a reasonable basis for making a determination concerning Grantor's solvency.

        (c) Change in Control: If a Change in Control occurs:

            (1) Subject to Sections 7.1(c)(1) and 7.1(c)(2) and 7.1(c)(3) of the Plan and Plan Exhibits B and C, the Trustee shall follow the written distribution directions issued by the Compensation Committee of the Board pursuant to Section 3.5; provided, however, that if the Trustee determines, pursuant to Section 3.7(a)(4), that the written distribution instructions issued by the Compensation Committee of the Board pursuant to Section 3.5 or the Committee pursuant to Section 3.6 are not in accord with the Plan as it exists on the day before the date of any Change in Control, or if there are no written directions from the Compensation Committee, the Trustee shall determine the rights of Participants and Beneficiaries; and

            (2) The Trustee shall distribute the Trust Assets in accordance with
        Section 7.1 (c)(1) of the Plan with respect to Deferred Benefits and
        Section 7.1 (c)(2) of the Plan with respect to Death Benefits and
        Section 7.1(c)(3) of the Plan with respect to Supplemental Savings Benefits and in accordance with Plan Exhibits B and C with respect to benefits payable under, or pursuant to, Plan Exhibits B and C.

        (d) Determination of Change in Control: At the request of fifty-one (51) percent or more of the Participants in the Plan, or in the Trustee's discretion, the Trustee shall request that the Grantor furnish evidence to enable the Trustee to determine whether a Change in Control has occurred. The Trustee shall make such determination in accordance with the definition of Change in Control in this Trust Agreement. In performing its duties pursuant to

Sections 2.9, 4.2 and 4.3, the Trustee may rely on its determination, including an opinion of counsel (who may be counsel to the Trustee), that a Change in Control has occurred, as long as the Trustee acts in accordance with the terms of the Plan and this Trust Agreement using the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Except as provided in the next succeeding sentence, the Trustee's determination that a Change in Control has occurred shall be binding and conclusive on all persons. Notwithstanding the foregoing, if the Compensation Committee of the Board (as it is constituted on the day before the date of a Change in Control) determines that a Change in Control has occurred prior to the date such determination is made by the Trustee or, if the Trustee has determined that a Change of Control has not occurred, after the date of such Trustee determination, the determination of the Compensation Committee of the Board that a Change in Control has occurred shall be final and binding on the Trustee and on all other persons.

        (e) Notice by Trustee of Payment of Deferred Benefits, Death Benefits, Supplemental Savings Benefits and Plan Exhibits B and C Benefits: The Trustee shall promptly provide written notice to the Grantor and each Participant and Beneficiary when it believes that all Deferred Benefits due each such Participant and that all Death Benefits due each such Participant or Beneficiary and that all Supplemental Savings Benefits due each such Participant and that all other benefits due Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan Exhibits B and C under the distribution directions on which it is relying have been paid. Such notice shall state that the Trustee believes that all Deferred Benefits, Death Benefits, Supplemental Savings Benefits and other benefits under, or pursuant to, Plan Exhibits B and C due from the Trust have been paid and that if any Participant or Beneficiary (as applicable) disagrees with this determination he must do so within sixty (60) days of the date of the notice. Such Participant or Beneficiary (as applicable) shall notify the Trustee within sixty 160) days of the date of the notice if he believes all Deferred Benefits or Death Benefits or Supplemental Savings Benefits (as applicable) due the Participant or Beneficiary (as applicable) under the Plan or other benefits under, or pursuant to, Plan Exhibits B and C due Ronald J. Naples or Donald L. Thompson (as applicable) have not been paid. If the Participant or Beneficiary (as applicable) provides such notice to the Trustee, the Trustee shall make an independent determination of whether all Deferred Benefits due the Participants and all Death Benefits due the Participants and Beneficiaries and all Supplemental Savings Benefits due the Participants and all other benefits due Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan Exhibits B and C have been paid. Any such determination shall be in accordance with the Plan as it exists on the day before the date of any Change in Control. In performing its duties pursuant to this Section 3.7(e) and pursuant to Section 2.3(d), the Trustee may rely on an opinion of counsel (who may be counsel to the Trustee but shall not be counsel to the Grantor) that all such Deferred Benefits due the Participants and all such Death Benefits due the Participants and Beneficiaries and all such Supplemental Savings Benefits due the Participants and all other benefits due Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan Exhibits B and C have been paid, as long as the Trustee acts in accordance with the terms of the Plan and this Trust Agreement using the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. The determination made by the Trustee in this manner shall be conclusive on all persons.

        If the Trustee determines that all Deferred Benefits due the Participant and/or all the Death Benefits due the Participant and/or Beneficiary and/or all Supplemental Savings Benefits due the Participant and/or all the other benefits due Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan Exhibits B and C have not been paid, the Trustee shall make such further payments as it determines are due.

        If (1) the Trustee determines that all Deferred Benefits due the Participant and all Death Benefits due the Participant and/or Beneficiary and all Supplemental Savings Benefits due the Participant and all other benefits due Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan Exhibits B and C have been paid or (2) the Participant and/or Beneficiary does not provide notice to the Trustee within the sixty (60)-day period described above that such Participant believes that all Deferred Benefits due have not been paid or that such Participant or Beneficiary believes that all Death Benefits due have not been paid or that such Participant believes that all Supplemental Savings Benefits due have not been paid or that Ronald J. Naples or Donald L. Thompson believe that all other benefits due under, or pursuant to, Plan Exhibits B and C have not been paid, then the Trustee shall pay to the Grantor all Trust Assets remaining in this Trust, if any.

        3.8 Board, Compensation Committee of the Board and Committee Directions, Instructions or Data: The Trustee shall not be liable for losses or unfavorable results arising from its compliance with, or reliance on, proper directions, instructions or data from the Board, Compensation Committee of the Board or the Committee given prior to the date of any Change in Control in accordance with the terms of the Plan and this Trust Agreement; provided, however, the Trustee shall not be entitled to rely on any directions, instructions or data:

            (a) Received from the Grantor after the day before the date of any Change in Control, but only if the Trustee is aware that a Change in Control has occurred;

            (b) If, after the day before the date of any Change in Control, any Participant or Beneficiary requests that the Trustee make a determination pursuant to Section 3.7(a)(4); or

            (c) If, after the day before the date of any Change in Control, any Participant or Beneficiary requests that the Trustee make a determination pursuant to Section 3.7(e).

        3.9 Indemnification of Trustee: The Grantor hereby indemnifies the Trustee against, and agrees to hold the Trustee harmless from, all liabilities and claims (including reasonable attorneys' fees and expenses in defending against such liabilities and claims) against the Trustee as a result of:

            (a) Any breach of Fiduciary responsibility by a Fiduciary other than the Trustee unless the Trustee participates knowingly in such breach, has actual knowledge of such breach and fails to take reasonable remedial action to remedy such breach, or is negligent in performing its own specific Fiduciary responsibilities;

            (b) The Trustee's payment of Deferred Benefits to the Participant pursuant to Article IV of the Plan and Section 7-1(c)(1) of the Plan and Section 4.2 and of Death Benefits to the Participant or Beneficiary pursuant to Article V of the Plan and Section 7.1 (c)(2) of the Plan and
        Section 4.2 and of Supplemental Savings Benefits to the Participant pursuant to Article VI of the Plan and Section 7.1(c)(3) of the Plan and Section 4.2 and of other benefits to Ronald J. Naples and Donald L. Thompson pursuant to Plan Exhibits B and C and Section 4.2;

            (c) The Trustee's determination under Section 3.7(d) as to whether a Change in Control has occurred;

            (d) The Trustee's determination under Section 3.7(a)(4) of the rights of a Participant or Beneficiary; or

            (e) The Trustee's determination under Section 3.7(e) as to whether all Deferred Benefits due the Participants and all Death Benefits due the Participants and Beneficiaries and all Supplemental Savings Benefits due the Participants and all other benefits due Ronald J. Naples and Donald L. Thompson under, or pursuant to, Plan Exhibits B and C have been paid.

                    ARTICLE IV -- ADMINISTRATIVE PROVISIONS
                    ---------------------------------------

        4.1 General Administrative Powers: The Trustee shall have the rights, powers, and privileges of an absolute owner when dealing with property of the Trust, including, without limitation, the powers listed below. Except as otherwise specified below, the Trustee's exercise of such powers shall be subject to the direction of a Fiduciary authorized to direct the Trustee under this Trust Agreement with respect to the management or control of Trust Assets and any earnings thereon:

            (a) To hold, manage, and control all property; to sell, convey, transfer, exchange, and otherwise dispose of such property from time to time in such manner, for such consideration, and upon such terms and conditions, including credit, as may be deemed proper;

            (b) To exercise any option, conversion privilege, or subscription right given the Trustee as the owner of any security held in this Trust; to vote any corporate stock (including Company Securities) either in person or by proxy, with or without power of substitution; to consent to, or oppose, any reorganization, consolidation, merger, readjustment of financial structure, sale, lease, or other disposition of the assets of any corporation or other organization, and to take any action in connection therewith and receive and retain any securities resulting therefrom;

            (c) To deposit any security with any protective or reorganization committee, and to delegate to such committee such power and authority with respect thereto as may be deemed proper, and to pay out of this Trust an appropriate portion of the expenses and compensation of such committee;

            (d) Regardless of whether the Trustee or any other Fiduciary has responsibility to manage or control the Trust Assets, to cause any Insurance Contracts to be issued, held, or registered in the name of the Trustee as Trustee, or in the name of a nominee or in such form that title will pass by delivery, provided that the records of the Trustee shall in all events indicate the true ownership of such property;

            (e) To renew or extend the time of payment of any obligation due or to become due;

            (f) To commence or defend suits or legal or administrative proceedings, and to compromise, arbitrate, or settle claims, debts, or damages in favor of or against this Trust and to deliver or accept, in either total or partial satisfaction of any indebtedness or other obligation, any property, and to continue to hold for such period of time as may be deemed appropriate any property so received, and to pay all costs and reasonable attorneys' fees in connection therewith out of the Trust Assets; and to select counsel acceptable to the Trustee and to the Committee or, on or after a Change in Control, acceptable to the Compensation Committee of the Board (as it is constituted on the day before the date of a Change in

        Control), and to conduct the prosecution or defense of any litigation or legal dispute subject to the control of the Committee or, on or after a Change in Control, subject to the control of the Compensation Committee of the Board (as it is constituted on the day before the date of a Change in Control);

            (g) To foreclose any obligation by judicial proceeding or otherwise;

            (h) Regardless of whether the Trustee or the Committee has responsibility to manage or control the Trust Assets, to deposit any securities held in this Trust with a securities depository; and

            (i) To hold amounts contributed to the Trust by the Grantor for the payment of premiums on Insurance Contracts uninvested for such limited periods of time not to exceed five (5) business days as may be necessary for purposes of orderly account administration or pending required directions, without liability for payment of interest prior to the payment of such premiums to the Insurer; provided, however, that regardless of whether the Trustee or any other Fiduciary has responsibility to manage such Trust Assets, the Trustee shall be authorized in its discretion to invest such Trust Assets, pending receipt of such directions, in interest bearing accounts (including interest bearing accounts established with the Trustee).

        4.2 Payment of Deferred Benefits, Death Benefits, Supplemental Savings Benefits and Plan Exhibits B and C Benefits: The Trustee shall, prior to a Change in Control, pay to the Grantor and the Grantor shall, subject to the claims of the Insolvency Creditors, if any, of the Grantor, make payment of Deferred Benefits due a Participant directly to the Participant (or the Spouse or other Beneficiary of the Participant). The Trustee shall, prior to a Change in Control, pay to the Grantor and the Grantor shall, subject to the claims of the Insolvency Creditors, if any, of the Grantor, make payment of Death Benefits due a Participant or Beneficiary directly to the Participant or Beneficiary. The Trustee shall, prior to a Change in Control, pay to the Grantor and the Grantor shall, subject to the claims of the Insolvency Creditors, if any, of the Grantor, make payment of Supplemental Savings Benefits due a Participant directly to the Participant (or the Spouse or other Beneficiary of the Participant). The Trustee shall, prior to a Change in Control, pay to the Grantor and the Grantor shall, subject to the claims of the Insolvency Creditors, if any, of the Grantor, make payment of Plan Exhibits B and C benefits due Ronald J. Naples and Donald L. Thompson (as applicable) under, or pursuant to, Plan Exhibits B and C directly to Ronald J. Naples and Donald L. Thompson (as applicable) (or the Spouse or other Beneficiary of Ronald J. Naples or Donald L. Thompson (as applicable). On and after a Change in Control, all such payments shall be made by the Trustee, subject to the claims of Insolvency Creditors, directly to the Participant (or the Spouse or other Beneficiary of the Participant), except that the amount of any required income or other tax withholding shall be withheld from such payments and paid over to the Grantor and the Grantor shall remit such required withholding to the appropriate taxing authorities. To the extent Trust Assets are insufficient to pay such Deferred Benefits and/or Death Benefits and/or Supplemental Savings Benefits and/or Plan Exhibit B or C benefits, the Grantor shall make such payments. Such payments shall be made pursuant to written directions issued by the Committee under
Section 3.6(b) prior to any Change in Control and, upon a Change in Control, pursuant to Section 3.5, and subject, in each case, to the terms of the Plan as it exists on the day before the date of any Change in Control. After the day before the date of any Change in Control, modifications to the written directions of the Committee or to the Plan shall be effective as to the Participant or Beneficiary (as applicable) with respect to payments from this Trust only if the Compensation Committee of the Board (as constituted on the day before the date of the Change in Control) and such Participant or Beneficiary (as applicable) both consent in writing to such modification. In the event that the Trustee determines, pursuant to Section 33(a)(4), that written directions issued by the Committee pursuant to Section 3.6(b) or by the Compensation Committee pursuant to Section 3.5 are not in accordance with the terms of the Plan as it exists on the day before the date of any Change in Control, or the failure to issue such directions is not in accordance with the terms of the Plan as it exists on the day before the date of any Change in Control, the Trustee shall act in accordance with the determination made by the Trustee pursuant to Section 33(a)(4).

        The establishment of this Trust shall not reduce the Grantor's obligations to the Participant pursuant to the provisions of Article IV of the Plan or to the Participants or Beneficiaries pursuant to the provisions of
Article V of the Plan or to the Participant pursuant to the provisions of
Article VI of the Plan or to Ronald J. Naples or to Donald L. Thompson pursuant to the provisions of Plan Exhibits B and C. If for any reason the Trustee fails to make payment to the Grantor of the Deferred Benefit due a Participant in accordance with the terms of Article IV of the Plan or of a Death Benefit due a Participant or Beneficiary in accordance with the terms of Article V of the Plan or of the Supplemental Savings Benefit due a Participant in accordance with the terms of Article VI of the Plan or of the Plan Exhibit B and C benefits due Ronald J. Naples or Donald L. Thompson (as applicable) in accordance with the terms of Plan Exhibits B and C, the Grantor shall remain fully liable for the payment of such amounts. Such liability of the Grantor constitutes an unsecured promise to pay Deferred Benefits and/or Death Benefits and/or Supplemental Savings Benefits and/or Plan Exhibit B and C benefits and the Participant's and/or Beneficiary's (as applicable) status shall be that of a general unsecured creditor. In the event of the Grantor's Insolvency or any written allegation of such Insolvency, the Trustee shall apply the Trust Assets in accordance with
Section 3.7(b).

        The Trustee shall be authorized to apply to a court of competent jurisdiction for direction at any time it determines that it has insufficient information to determine the amounts of Deferred Benefit and/or Death Benefit and/or Supplemental Savings and/or Plan Exhibits B and C payments that would be consistent with the provisions of the Plan. In the event that the Trustee applies to a court for direction pursuant to this Section 4.2, all costs and reasonable attorneys' fees incurred in connection with such application shall be paid by the Grantor.

        The Grantor, in the event payment is made by the Grantor in accordance with the provisions set forth above before a Change in Control, shall withhold from any payment to the Participant (or his Spouse or other beneficiary) under
Article IV of the Plan and from any payment to the Participant or Beneficiary under Article V of the Plan and from any payment to the Participant (or his Spouse or other Beneficiary) under Article VI of the Plan and from any payment to Ronald J. Naples (or his Spouse or other Beneficiary) and to Donald L. Thompson (or his Spouse or other Beneficiary) under Plan Exhibits B and C the amount required by law to be withheld under Federal, state and local wage withholding requirements and shall pay over to the appropriate governmental authority any amount so withheld. On and after a Change in Control, the Trustee shall make such payments but shall withhold therefrom and pay over to the Grantor the amount required to satisfy such withholding requirements and the Grantor shall remit such amounts to the appropriate governmental authorities.

        4.3 Distribution: Except as otherwise provided in Section 2.9(a), distribution of Deferred Benefits payable to the Participant or his Spouse or other Beneficiary and of Death Benefits payable to the Participant or Beneficiary and of Supplemental Savings Benefits payable to the Participant or his Spouse or other Beneficiary and of Plan Exhibit B benefits payable to Ronald
J. Naples or his Spouse or other Beneficiary and of Plan Exhibit C benefits payable to Donald L. Thompson or his Spouse or other Beneficiary shall be made in accordance with the terms of Articles IV, V and VI of the Plan and of Plan Exhibits B and C as in effect on the day before the date of a Change in Control.

        4.4 Account Records: All accounting records, valuation schedules, periodic statements, and audits pertaining to this Trust and the Trust Accounts shall be retained as a part of the permanent records of the Trustee in accordance with its usual recordkeeping procedures for trust accounts. The Committee may, in its discretion, direct the Trustee to retain, at the expense of this Trust, independent certified public accountants to audit such records; provided, however, that nothing in this Trust Agreement shall be construed so as to deprive the Trustee of the right to seek and obtain a judicial settlement of its accounts at the expense of this Trust.

        4.5 Notices, Directions and Other Communications: All notices, directions, and other communications by a Fiduciary pursuant to this Trust Agreement (herein referred to as "directions") shall be given or made in writing by the person or persons specifically authorized by the Fiduciary to act on its behalf, and shall be deemed effective upon receipt by the addressee; provided, however, that transmission of such directions by photostatic teletransmission with duplicate or facsimile signature shall be an authorized method of communication until the Fiduciary is notified by the Committee that the use of such device is no longer authorized, and provided further that transmission of such directions by telephone shall also be an authorized method of communication until the Fiduciary is notified by the Committee to the contrary. Any direction transmitted by telephone shall be promptly confirmed by a written instrument. The Trustee shall be entitled to act upon and settle any transactions with the Insurer in reliance upon directions transmitted by telephone as recorded and transcribed by the Trustee. If the Trustee fails to receive a written confirmation of such a direction transmitted by telephone within five (5) business days following the date of receipt of such direction, or if a written confirmation received conflicts with the oral direction received by telephone, the Trustee shall promptly notify the Fiduciary giving the direction orally of such fact and request (a) delivery of such written confirmation forthwith if it has not been received, or (b) an additional direction if there is a conflict between the oral directions and the written confirmation. Notwithstanding the foregoing, the Trustee is authorized to settle trades effected by a Fiduciary having investment authority through a securities depository utilizing an institutional delivery system, in which event the Trustee may deliver or receive securities in accordance with appropriate trade reports or statements given the Trustee by such depository without having received communications or instructions directly from the Fiduciary.

        4.6 Reports by Trustee: The Trustee shall submit to the Committee and each Participant in the Plan such interim valuations, reports, or other information as the Committee and such Participant may reasonably request. Within sixty (60) days after (a) the end of each Plan Year, (b) the end of each Plan Year quarter, (c) the effective date of the Trustee's removal or resignation, or (d) the effective date of termination of this Trust, unless a different period is mutually agreed upon, the Trustee shall submit to the Committee and the Participants in the Plan a written report relating to the period following the period covered by its last report. Such report shall set forth all transactions relating to this Trust during the applicable period, including, but not limited to, investment purchases and sales, receipts, disbursements, and a listing of the Trust Assets by Trust Account showing carrying and market values as of the end of the report period.

        4.7 Notification of Rights Regarding Securities: The Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription, or other right relating to any securities purchased hereunder of which notice was given prior to the purchase of such securities, and shall have no obligation to exercise any such right unless it is informed of the existence of the right and is instructed to exercise such right, in writing, by the Fiduciary making or directing the investment in such securities, within a reasonable time prior to the expiration of such right.

        4.8 Tax Assessments: In the event that any income or other tax or assessment is levied upon or assessed against this Trust or any portion thereof, or upon or against the interest, if any, of any person in this Trust or any portion thereof, or the transfer or payment of such interest to any such person, or upon the Trustee by reason of the existence of this Trust or anything done by the Trustee pursuant thereto, the Trustee shall immediately notify the Committee thereof. If the Trustee receives no notice or direction from the Committee, the Trustee shall have the power to pay such tax or assessment to the extent not paid by the Grantor from such portion of this Trust against which the tax or assessment has been levied; or if such tax or assessment is not applicable to any specific portion of this Trust or to the interest, if any, of any specific person therein, the Trustee shall have authority to pay such tax or assessment from this Trust. In the event that the Committee desires to contest the validity, in whole or in part, of any such tax or assessment, it shall give the Trustee notice thereof, and the Trustee, upon receiving reasonable indemnity (including reasonable attorneys' fees and expenses) therefor from the Grantor, shall take such steps as the Committee directs with respect to contesting the validity, in whole or in part, of any such tax or assessment. The Trustee shall further, upon receiving reasonable indemnity from the Grantor, either permit the Committee to bring such action or proceeding in the name of the Trustee as said Committee deems advisable to test the validity of such tax or assessment, or the Trustee itself shall bring such action. Whether the action is brought in the name of the Trustee by the Committee or prosecuted directly by the Trustee, the Committee shall have the right to select counsel acceptable to the Trustee and to control the prosecution of said action or proceeding. The Trustee, however, shall not be required to bring any action or proceeding to test the validity, in whole or in part, of any such tax or assessment unless so directed by the Committee, and upon giving said Committee notice of the levy of any such tax or assessment, the Trustee shall not itself be required to inquire into or question the validity of such tax or assessment. Prior to making any payments, transfers or distributions of, or from, any portion of this Trust as provided in this Trust Agreement, the Trustee may require such releases or other documents from any lawful taxing authorities as it shall deem necessary or advisable.

        4.9 Validity of Contracts: The Trustee shall not be responsible for the validity or proper execution of any contract delivered to it, nor for any act of any person which may render any such contract void or voidable.

        4.10 Principal and Income: No distinction shall be made between the principal and income in the management and administration of this Trust.

                  ARTICLE V -- PROVISIONS RELATING TO TRUSTEE
                  -------------------------------------------

        5.1 Resignation and Removal: The Trustee may resign at any time upon sixty (60) days' written notice to the Committee, unless a shorter period is acceptable to the Committee. The Committee may at any time prior to the date of a Change in Control remove the Trustee upon sixty (60) days' written notice to the Trustee, unless a shorter period is acceptable to the Trustee. On or after the date of a Change in Control, the Compensation Committee of the Board (as it is constituted on the day before the date of a Change in Control) may, with the written consent of at least fifty-one (51) percent of the Participants in the Plan, remove the Trustee upon sixty (60) days' written notice to the Trustee, unless a shorter period is acceptable to the Trustee.

        5.2 Appointment of Successor: In the event of the removal of, or resignation of, the Trustee prior to a Change in Control, the Committee shall appoint a successor with the written consent of the Grantor. In the event of the removal of, or resignation of, the Trustee on or after the date of a Change in Control, the Compensation Committee of the Board (as it is constituted on the day before the date of a Change in Control) shall appoint a successor with the written consent of at least fifty-one (51) percent of the Participants in the Plan. If the Committee, or said Compensation Committee of the Board, fails to appoint a successor by the end of the sixty (60)-day period referred to in
Section 5.1, the Trustee may secure the appointment of a successor by a court of competent jurisdiction. All expenses of the Trustee in connection with the proceeding shall be allowed as an expense of the Trust. The Trustee shall remain vested with the rights, powers and duties set forth in this Trust Agreement until its successor delivers written acceptance of such appointment to the Committee (or Compensation Committee of the Board, if applicable) and the retiring Trustee. Upon the receipt of such written acceptance, the successor Trustee shall be vested with all the rights, powers and duties of the Trustee under this Trust Agreement, and the retiring Trustee shall endorse, transfer, assign, convey and deliver to its successor all of the Insurance Contracts and other property then held by it under this Trust, except such amount as shall be agreed upon between the Trustee and the Committee (or Compensation Committee of the Board, if applicable), as reasonable compensation and expenses in connection with the settlement of accounts and the delivery of the assets to the successor Trustee.

        A successor Trustee may not be the Grantor, any person who would be a "related or subordinate party" to the Grantor within the meaning of section 672(c) of the Code, or a corporation that would be a member of an "affiliated group" of corporations including the Grantor within the meaning of section 1504(a) of the Code if the words "80 percent" were replaced by the words "50 percent" wherever they appear in such section.

        5.3 Information Furnished to Trustee: Upon the original execution of this Trust Agreement, the Grantor delivered to the Trustee the name, address, date of birth, and Social Security number of each Participant covered under
Article IV of the Plan and each Participant covered under Article V of the Plan and the name, address, date of birth and social security number of each Beneficiary of each Participant covered under Article V of the Plan. Upon the execution of the Trust Agreement, as previously amended and restated, the Grantor delivered to the Trustee the name, address, date of birth, and Social Security number of each Participant covered under Article VI of the Plan. Upon the execution of the Trust Agreement, as amended and restated herein, the Grantor shall deliver to the Trustee the address, date of birth, and Social Security number of Ronald J. Naples and Donald L. Thompson who are entitled to benefits under, or pursuant to, Plan Exhibits B and C, respectively. Not later than sixty (60) days after the end of each calendar year, Grantor shall provide Trustee with any changes in such information through the close of the calendar year.

        5.4 Expenses and Trustee Compensation: The Trustee shall be entitled to reasonable compensation for its services and shall be reimbursed for all reasonable expenses incurred by it in performing its duties hereunder, including, but not limited to, legal and accounting expenses. Such compensation is set forth in a separate schedule. Such schedule may be modified from time to time as agreed to by the Committee (or Compensation Committee of the Board, if applicable) and the Trustee. All such compensation and expenses shall be paid to the Trustee by the Grantor; provided, however, that such compensation and expenses shall constitute a charge upon this Trust, and may be withdrawn by the Trustee from this Trust upon prior written notice to the Grantor if not otherwise paid. Any costs or expenses that are chargeable to this Trust but which for administrative convenience and efficiency are paid or incurred by the Grantor shall be fully reimbursed by this Trust to the Grantor upon presentation to the Trustee of an accounting of such costs and expenses, including any costs and expenses incurred by the Committee or any employees in connection with administrative activities relating to the Plan. In all cases the Trustee shall be entitled to rely upon the Grantor's statement and directions concerning the payment of any such administration expenses and shall be fully protected in making such payments pursuant to the directions of the Committee.

                    ARTICLE VI -- AVAILABILITY OF TRUST FUND
                    ----------------------------------------

        6.1 Trust Irrevocable; Amendments: The Trust shall be irrevocable and may not be amended or terminated by the Grantor in whole or in part, except as follows:

            (a) The Grantor and the Trustee may amend this Trust Agreement by written instrument executed by both parties, without the consent of the Participants in the Plan, provided such amendment does not have an adverse effect on the rights of such Participants hereunder.

            (b) Except as provided in Section 6.1 (a), the Grantor and the Trustee may amend this Trust Agreement by written instrument executed by both parties and consented to in writing by Participants having at least fifty-one (51) percent of the value of the Deferred Benefits and Death Benefits under the Plan and of the value of benefits under, or pursuant to, Plan Exhibits B and C at the time of the amendment.

        6.2 Participants' Rights to Trust Assets: No Participant in the Plan shall have any preferred claim on, or any beneficial ownership interest in, any of the Trust Assets prior to the time such Trust Assets are paid to such Participant or to his Beneficiary as provided in Section 2.9, and all rights created under the Trust and the Plan shall be mere unsecured contractual rights of such Participants against the Grantor.

        6.3 Grantor Trust: The Trust is intended to be a trust of which the Grantor is treated as the owner for Federal income tax purposes in accordance with the provisions of sections 671 through 679 of the Code. If the Trustee, in its sole discretion, deems it necessary or advisable for the Grantor or the Trustee to undertake or refrain from undertaking any actions (including, but not limited to, making or refraining from making any elections or filings) in order to ensure that the Grantor is at all times treated as the owner of the Trust for Federal income tax purposes, the Grantor or the Trustee will undertake or refrain from undertaking (as the case may be) such actions. The Grantor hereby irrevocably authorizes the Trustee to be its attorney-in-fact for the purpose of performing any act which the Trustee, in its sole discretion, deems necessary or advisable in order to accomplish the purposes and the intent of this Section
6.3. The Trustee shall be fully protected in acting or refraining from acting in accordance with the provisions of this Section 6.3.

                          ARTICLE VII -- MISCELLANEOUS
                          ----------------------------

        7.1 Applicable Law: This Trust Agreement shall be construed in accordance with the laws of the Commonwealth of Pennsylvania except where pre-empted by Federal law.

        7.2 Binding Effect: This Trust Agreement shall be binding upon the heirs, personal representatives, successors, and assigns of any and all present and future parties.

        7.3 Separability: In the event that any provision of this Trust Agreement or the application thereof to any person or circumstances shall be determined by a court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Trust Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby, and each provision of this Trust Agreement shall be valid and enforced to the fullest extent permitted by law.

        7.4 Notices to Parties: Any notice or instructions required under any of the provisions of this Trust Agreement shall be deemed effectively given only if such notice is in writing and is delivered personally or by certified or registered mail, return receipt requested and postage prepaid, and shall be effective when actually delivered or, if mailed, when deposited. Mail to a party shall be directed to the following addresses or to such other address as either party may specify by notice to the other party:

            (a) Grantor:
                One Commerce Square
                2005 Market Street
                Philadelphia, PA 19103

            (b) Trustee:
                123 South Broad Street
                Philadelphia, PA 19109

        7.5 Headings: Headings of Articles and Sections or any divisions thereof are inserted for convenience only and do not constitute an operative part of this Trust Agreement.

        7.6 Gender and Number: The masculine pronoun wherever used shall include the feminine and neuter and the singular may include the plural, and vice versa, as the context may require.

        7.7 Incorporation of Plan: All the provisions of the Plan are incorporated herein by reference.

        7.8 Conflicting Provisions: In the event of any conflict between the provisions of this Trust Agreement and the provisions of the Plan, the provisions of the Plan shall control.

        7.9 Effective Date: The original effective date of the Trust Agreement was April 16, 1992. The effective date of the Trust Agreement, as last amended and restated herein, was January 1, 1996. The effective date of the Trust Agreement, as amended and restated herein, shall be January 1, 1997.

        7.10 Court Proceedings: In the case of any court proceeding involving the Trustee or this Trust, only the Grantor and the Trustee shall be necessary or proper parties thereto; provided, however, that the Trustee shall notify the Committee, the Compensation Committee of the Board (as constituted on the day before the date of the Change in Control (if applicable)) and each Participant in the Plan of any such court proceeding, and such Participants shall have the right to intervene. Any final judgment entered in any such proceeding shall be conclusive upon the Grantor, the Trustee, the Participants in, and Beneficiaries under the Plan and the creditors, including Insolvency Creditors, of the Grantor.

        7.11 Successors and Assigns: This Trust Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns, except as is expressly provided to the contrary herein.

        7.12 Prohibition on Trustee: Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or applicable laws, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom within the meaning of Treas.
Reg. Section 301.7701-2.

        7.13 Power of Company to Substitute Assets: The Grantor shall have the right at anytime and from time to time, in its sole discretion, to substitute assets of equal fair market value for any asset held by the Trust. This right is exercisable by the Grantor in a nonfiduciary capacity without the approval or consent of any person in a fiduciary capacity.

        7.14 Voting and Other Rights Associated with Trust Assets: The Trustee shall exercise all voting rights relating to securities (including Company Securities) held in the Trust under the Plan. Except as otherwise specifically provided in the Plan, all other rights associated with Trust assets shall be exercised by the Trustee or by the person designated by the Trustee, and shall in no event be exercisable by or rest with Plan Participants.

        IN WITNESS WHEREOF, the Trustee and the Grantor have caused this amended and restated Trust Agreement to be executed by their duly authorized officers and their seals to be hereunto affixed as of the____day of___________, 1999.



[CORPORATE SEAL]                            Grantor: HUNT CORPORATION

Attest:

_______________________________             By:_________________________________
       Dennis S. Pizzica                             William E. Chandler
      Assistant Secretary


[CORPORATE SEAL]                            Trustee: FIRST UNION NATIONAL BANK

Attest:

______________________________              By:_________________________________
        Trust Officer                                Vice-President

       TRUST EXHIBIT A -- SPECIAL PROVISIONS RELATING TO RONALD J. NAPLES
       ------------------------------------------------------------------

        I. The provisions of Plan Exhibit B shall apply.






























                                     -A-1 -

      TRUST EXHIBIT B -- SPECIAL PROVISIONS RELATING TO DONALD L. THOMPSON
      --------------------------------------------------------------------

        I. Preamble. Hunt Corporation (formerly Hunt Manufacturing Co.) ("Grantor") entered into an Employment Agreement (the "Agreement") with Donald
L. Thompson ("Executive") on April 8, 1996. Pursuant to the Agreement, Executive shall participate in the Plan in accordance with the terms of the Plan and Plan Exhibit C to the Plan.

        II. Phantom Stock Account.

        A. Establishment of and Contributions to Phantom Stock Account. In accordance with the Agreement and Plan Exhibit C to the Plan, there shall be established under the Trust a separate Phantom Stock Account for Executive. Grantor shall make contributions to such Phantom Stock Account at such times and in such amounts as the Board, in its sole discretion, shall determine. Such contributions may, at the sole discretion of Grantor, be in Company Securities or in other property.

        B. Investment of Phantom Stock Account. The Phantom Stock Account shall be invested by the Trustee in accordance with the terms of Section 2.5(b) of the Trust Agreement.

        C. Payment of Amounts in Phantom Stock Account. Payment from the Phantom Stock Account shall be made in accordance with the Plan and Section 2.9 of the Trust Agreement.

                                      -B-1